Exhibit 10.37

[Confidential treatment has been requested with respect to the omitted portions of this exhibit. This copy omits information subject to a confidentiality request filed with the Securities and Exchange Commission. Omissions are designated with the characters [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission along with the request for confidential treatment.]

ADDENDUM TO UNBRANDED RACK SALES AGREEMENT

This Addendum to Unbranded Rack Sales Agreement (the “Addendum”) is entered into on this 21st day of December, 2009, by and between CITGO Petroleum Corporation (“CITGO”) and JEI Distributing, a Limited Liability Company (the “Unbranded Marketer”).

WHEREAS, CITGO and the Unbranded Marketer have entered into a Unbranded Rack Sales Agreement on 21 December 2009 (the “Agreement”);

WHEREAS, the Unbranded Marketer has received offers from other suppliers to purchase motor fuels and other petroleum products; and therefore, has requested that CITGO sell Ultra Low Sulfur Diesel (“ULSD”) (collectively referred to as the “Product”) on a similar basis;

WHEREAS, CITGO has agreed to sell to the Unbranded Marketer CITGO Product in accordance with the terms as provided herein;

NOW THEREFORE in consideration of the premises and covenants contained herein, it is agreed as follows:

1.                                      EFFECTIVE DATE: The effective date of this Addendum shall be 21 December 2009 and shall continue thereafter unless terminated by either party upon a thirty (30) days written notice.

2.                                      MARKET RELATED PRICING AND SCOPE:

The purchase price for the applicable Product that the Unbranded Marketer ratably purchases from CITGO during the term of this Addendum shall be equal to (i) the Base Price set forth herein for the applicable Product, plus (ii) an Adder.

(i)                                    The Base Price for Product purchased shall equal the [***] for the applicable product on the date immediately preceding the date of the bill of lading.  If such date occurs on a holiday or weekend when [***] is not published, the date used for pricing shall be the date immediately preceding the date of the bill of lading on which the [***] were published.  However, should the [***] not be published due to a reason other than that the date of lifting is a holiday or weekend, the price shall be the [***] as of the immediately preceding date that [***] was published adjusted by any change in prices of similar product in other markets that occurred between such date and the date of lifting.

(ii)                                 CITGO’s adder fee (“Adder”) for each Terminal and Product where this pricing formula applies is as follows (in $/gallon):

Terminal	ULSD
CITGO Lake Charles, LA	$0.0150
Motiva Kenner, LA	$0.0250
Placid Port Allen, LA	$0.0255

All products receiving dye will be charged an additional $0.0035 per gallon.

All products receiving TX LED will be charged an additional $0.0250 per gallon.

The Adder may change from time to time based on any cost increases incurred by CITGO related to transportation, terminaling, additives, and other routine costs to the respective Products and terminals.  CITGO will notify the Unbranded Marketer in writing of any changes to the Adder or ethanol Base Price at least thirty (30) days prior to making the adjustment.

The purchase price as calculated in this Section 2 is hereafter referred to as the “Market Related Price.”

3.                                      PAYMENT AND BILLING TERMS:

The Unbranded Marketer shall pay CITGO’s Market Related Price for each net gallon as shown on the terminal truck bill of lading.  A discount for early timely payments is not offered.

Quantities shall be determined at time and place of loading. All measurements with regard to deliveries shall be corrected to 60° Fahrenheit and one (1) standard atmosphere in accordance with prevailing ASTM procedures. In any jurisdiction where applicable law dictates the method of measurement, such method shall be used.

4.                                      PERFORMANCE CRITERIA:

The Unbranded Marketer agrees to lift Product on a Ratable Basis as defined in the Agreement.  If during any month Unbranded Marketer purchases, other than as a result of supply disruptions or force majeure, less than 90% or more than

110% of the monthly Contract Volume as defined in the Agreement, Unbranded Marketer shall be in violation of the Agreement and CITGO may terminate both the Agreement and/or this Addendum upon twenty-four (24) hours prior written notice.

CONTRACT VOLUME (Gallons)

TERMINAL:	Lake Chs, LA (CITGO)	Kenner, LA (Motiva)	Port Allen, LA (Placid)

PRODUCT:	ULSD	ULSD	ULSD

January	760,000	350,000	390,000
February	760,000	350,000	390,000
March	760,000	350,000	390,000
April	760,000	350,000	390,000
May	760,000	350,000	390,000
June	760,000	350,000	390,000
July	760,000	350,000	390,000
August	760,000	350,000	390,000
September	760,000	350,000	390,000
October	760,000	350,000	390,000
November	760,000	350,000	390,000
December	760,000	350,000	390,000

Total:	9,120,000	4,200,000	4,680,000

IN WITNESS WHEREOF, this Addendum was executed on the date above written.

CITGO PETROLEUM CORPORATION	JEI DISTRIBUTING, a
LIMITED LIABILITY COMPANY

/s/ I.T. White	/s/ Stan Guidroz
(Signature)	(Signature)

I.T. White	Stan Guidroz
(Printed Name)	(Printed Name)

General Mgr. Business Analysis & Enhancement	President
(Title)	(Title)